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                                EXHIBIT 12.1


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
                                                                                                                      Fiscal
                                                     Fiscal Year                         Fiscal Year 1993              Year
                                                                                       Six             Six
                                                                                      Months          Months
                                                                                      Ended           Ended
                                                                                    August 1,      January 30,
                                         1990           1991           1992            1993            1994            1994
                                                       (Predecessor Company)                           (Successor Company)

   Ratio of earnings to combined
     fixed charges and preferred
     stock dividend requirements. .        0.47x         (0.31x)        (0.05x)         0.01x            (4.68x)        (2.78x)


   CALCULATION:                                                        (Thousands of Dollars)

   Earnings:
     Loss before reorganization
       items, income taxes and
       extraordinary items. . . . .   $  (10,058)    $  (26,798)    $  (16,218)     $   (6,992)    $    (32,216)    $  (47,789)
     Interest expense (including
       debt amortization) . . . . .       18,482         18,085         13,846           6,556            5,358         11,518
     Estimated interest portion of
       lease payments . . . . . . .        1,813          1,947          1,555             513              315          1,114

         Total  . . . . . . . . . .   $   10,237     $   (6,766)    $     (817)      $      77      $   (26,543)    $  (35,157)


   Combined Fixed Charges and Preferred
   Stock Dividend Requirements:
     Interest expense (including debt
       amortization)  . . . . . . . .  $   18,482     $   18,085     $   13,846      $    6,556     $      5,358     $   11,518
     Estimated interest portion of
       lease payments . . . . . . . .       1,813          1,947          1,555             513              315          1,114
     Preferred stock dividend
       requirements   . . . . . . .         1,625          1,847          1,923           1,030                0              0

         Total  . . . . . . . . . .    $   21,920     $   21,879     $   17,324      $    8,099     $      5,673     $   12,632
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